Exhibit 99.1

Fifth Street Finance Corp. Improves Pricing on its Wells Fargo Credit Facility

WHITE PLAINS, N.Y., June 24, 2013 -- Fifth Street Finance Corp. (NASDAQ:FSC) (“Fifth Street”) today announced an amendment of its credit facility with Wells Fargo Bank, N.A. The amended facility includes a 25 basis point reduction in pricing to LIBOR plus 2.50% per annum, with no LIBOR floor, and greater flexibility on terms and eligible collateral.

About Fifth Street Finance Corp.

Fifth Street Finance Corp. is a specialty finance company that lends to and invests in small and mid-sized companies, primarily in connection with investments by private equity sponsors. Fifth Street Finance Corp.’s investment objective is to maximize its portfolio’s total return by generating current income from its debt investments and capital appreciation from its equity investments.

Forward-Looking Statements

This press release may contain certain forward-looking statements, including statements with regard to the future performance of Fifth Street Finance Corp. Words such as “believes,” “expects,” “projects,” “anticipates,” and “future” or similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results to differ materially from those projected in these forward-looking statements, and these factors are identified from time to time in Fifth Street Finance Corp.’s filings with the Securities and Exchange Commission. Fifth Street Finance Corp. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT:

Investor Contact:

Dean Choksi, Senior Vice President of Finance & Head of Investor Relations

Fifth Street Finance Corp.

(914) 286-6855

dchoksi@fifthstreetfinance.com

Media Contact:

Steve Bodakowski

Prosek Partners

(203) 254-1300 ext. 141

pro-fifthstreet@prosek.com